Exhibit 4.3

STOCKHOLDERS’ AGREEMENT
AMONG
LPL INVESTMENT HOLDINGS INC.
AND
THE STOCKHOLDERS LISTED
ON THE SIGNATURE PAGES

DATED AS OF NOVEMBER 23, 2010

ARTICLE VI MISCELLANEOUS		35

	Amendment and Waiver	35
	Severability	35
	Entire Agreement	35
	Successors and Assigns	36
	Counterparts	36
Section 6.6.	Remedies.	36
Section 6.7.	Indemnification of Sponsors.	36
	Expenses	39
	Notices	39
Section 6.10.	Governing Law; Consent to Jurisdiction.	40
	Interpretation	41
Section 6.12.	Term and Effectiveness	41

Exhibit A – Joinder Agreement

STOCKHOLDERS’ AGREEMENT
STOCKHOLDERS’ AGREEMENT dated as of November 23, 2010 among LPL Investment Holdings Inc., a Delaware corporation (“LPL”), Hellman & Friedman Capital Partners V, L.P. (“H&F Capital Partners”), Hellman & Friedman Capital Partners V (Parallel), L.P. (“H&F Parallel”), Hellman & Friedman Capital Associates V, L.P. (“H&F Capital Associates”) and TPG Partners IV, L.P. (“TPG”), together with their respective transferee Affiliates who sign a Joinder Agreement contemplated by Section 6.4 (collectively, the “Sponsors”), and Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P. and Farallon Capital Institutional Partners III, L.P. (each, individually a “Farallon Holder” and collectively, the “Farallon Holders”), together with their respective transferee Affiliates who sign a Joinder Agreement contemplated by Section 6.4 (the Farallon Holders together with the Sponsors, the “Stockholders”).
WHEREAS, on December 28, 2005, LPL, the Stockholders and certain other parties entered into a Stockholders Agreement (the “Original Agreement”);
WHEREAS, on June 4, 2010, LPL filed a Registration Statement on Form S-1 of the Securities Act with the Securities Exchange Commission (the “SEC”) to register for resale certain Shares of LPL Common Stock to be sold by LPL and certain of the stockholders party to the Original Agreement, subject to certain contractual and legal restrictions;
WHEREAS, after the Registration Statement on Form S-1 is declared effective by the SEC, LPL and certain of the stockholders party to the Original Agreement intend to sell Shares of LPL Common Stock pursuant to such Registration Statement or an amendment, supplement or successor thereto (the sale of such Shares of LPL Common Stock, the “IPO”);
WHEREAS, immediately after the IPO, it is expected that the Sponsors will collectively own approximately 72.9% of the issued and outstanding shares of LPL Common Stock;
WHEREAS, contemporaneously herewith, LPL, the Stockholders and certain other parties to the Original Agreement are entering into an amendment to the Original Agreement which provides that, upon the closing of LPL’s IPO, the registration, information and reporting rights set forth therein, including the rights of the Stockholders, will be terminated;
WHEREAS, LPL and the Stockholders wish to provide for certain arrangements with respect to the Stockholders’ ongoing rights as majority stockholders of LPL and the registration of shares of Capital Stock held by the Stockholders after the IPO;
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

ARTICLE I
DEFINITIONS
Section 1.1.    Certain Defined Terms. As used herein, the following terms shall have the following meanings:
“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the LPL Board, after consultation with independent outside counsel to LPL, (a) would be required to be made in any Registration Statement filed with the SEC by LPL so that such Registration Statement would not be materially misleading; (b) would not be required to be made at such time but for the filing of such Registration Statement; and (c) LPL has a bona fide business purpose for not disclosing publicly.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. For the avoidance of doubt, in no event shall any Farallon Holder be deemed to be an Affiliate of any H&F Sponsor and in no event shall any H&F Sponsor be deemed to be an Affiliate of any Farallon Holder.
“Agreement” means this Stockholders’ Agreement as it may be amended, supplemented, restated or modified from time to time.
“Beneficial Ownership” means beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning. For the avoidance of doubt, no Farallon Holder shall be deemed to Beneficially Own any Shares owned by any H&F Sponsor and no H&F Sponsor shall be deemed to Beneficially Own any Shares owned by any Farallon Holder.
“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York.
“Bylaws” has the meaning set forth in Section 2.4.
“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.
“CEO” has the meaning set forth in Section 2.1.
“Claims” has the meaning set forth in Section 4.10(a).
“Confidential Information” has the meaning set forth in Section 5.4.
“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.
“Demand Notice” has the meaning set forth in Section 4.3(b).
“Demand Registration” has the meaning set forth in Section 4.3(a).
“Demand Suspension” has the meaning set forth in Section 4.3(d).
“Demanding Party” has the meaning set forth in Section 4.3(a).
“DGCL” has the meaning set forth in Section 6.7(b).
“Director” means any member of a Board of Directors (other than any advisory, honorary or other non-voting member of a Board of Directors).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Farallon Holders” has the meaning set forth in the preamble.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign or of the United States, multi-national or other supra-national, national, federal, regional, state or local or any agency, instrumentality, authority, department, commission, board or bureau thereof, or any court, tribunal, arbitrator, arbitration panel or similar judicial body.
“H&F Capital Associates” has the meaning set forth in the preamble.
“H&F Capital Partners” has the meaning set forth in the preamble.
“H&F Directors” has the meaning set forth in Section 2.1.
“H&F Parallel” has the meaning set forth in the preamble.
“H&F Sponsor” means each of H&F Capital Partners, H&F Parallel, H&F Capital Associates and their respective transferee Affiliates who sign a Joinder Agreement contemplated by Section 6.4.
“H&F Sponsor Group” has the meaning set forth in Section 6.7(a).
“Indemnification Sources” has the meaning set forth in Section 6.7(b).

“Indemnified Liabilities” has the meaning set forth in Section 6.7(a).
“Indemnitees” has the meaning set forth in Section 6.7(a).
“Independent Director” has the meaning set forth in Section 2.1.
“Initiating Sponsor” has the meaning set forth in Section 4.2.
“IPO” has the meaning set forth in the Recitals.
“Joinder Agreement” has the meaning set forth in Section 6.4.
“Jointly Indemnifiable Claims” has the meaning set forth in Section 6.7(b).
“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, directive or any similar form of decision of, or determination by, any governmental or self-regulatory authority.
“Litigation” has the meaning set forth in Section 6.10(a).
“Lock-Up Period” means, for each Stockholder, the period during which such Stockholder’s Shares are subject to transfer and other restrictions pursuant to a Lock-Up Agreement dated on or about November 17, 2010 among such Stockholder, Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated as representatives of the several underwriters in LPL’s IPO.
“LPL” has the meaning set forth in the preamble.
“LPL Board” means the Board of Directors of LPL.
“LPL Common Stock” means shares of common stock of LPL, par value $0.001, together with any rights that may hereafter attach thereto.
“Marketed Underwritten Shelf Take-Down” has the meaning set forth in
Section 4.2(a)(i).
“Maximum Sale Number” has the meaning set forth in Section 4.7(c).
“Nasdaq” means The Nasdaq Stock Market, Inc.
“Non-Demanding Party” has the meaning set forth in Section 4.3(a).
“Non-Initiating Stockholders” has the meaning set forth in Section 4.2(b).
“Non-Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 4.2(a)(ii).
“Non-Underwritten Shelf Take-Down” has the meaning set forth in Section 4.2.

“Original Agreement” has the meaning set forth in the Recitals.
“Participation Conditions” has the meaning set forth in Section 4.2(b).
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any governmental authority.
“Piggyback Notice” has the meaning set forth in Section 4.7(a).
“Piggyback Registration” has the meaning set forth in Section 4.7(a).
“Pro Rata Take-Down Portion” has the meaning set forth in Section 4.2(b).
“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.
“Registering Party” has the meaning set forth in Section 4.7(a).
“Registrable Securities” means the Shares owned by the Stockholders, and any Shares or other securities issued in respect of Shares or into which Shares or such other securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or similar recapitalizations, or a merger, consolidation or reorganization or otherwise; provided, however, as to any particular Shares owned by a Stockholder, such Shares shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such Registration Statement, (b) such Shares shall have been sold pursuant to Rule 144 or (c) such Shares are no longer outstanding.
“Registration” means a registration with the SEC of LPL’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.
“Registration Expenses” means any and all expenses incident to performance of or compliance with ARTICLE IV, including (a) all SEC and stock exchange or trading system or FINRA registration, listing and filing fees and any other fees associated with such filings, (b) all fees and expenses of complying with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), (c) all rating agency fees, (d) all printing, duplicating, messenger and delivery expenses, (e) the fees and disbursements of counsel for LPL and of LPL’s independent public accountants, including the expenses of any special audits and/or “comfort” letters required by or incident to such performance and compliance, (f) the reasonable fees and disbursements of one law firm or other counsel selected by the holders of a majority of Registrable Securities participating in a Registration, (g) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested Registration, including any fee payable to a qualified independent underwriter within the meaning of the rules of the FINRA, (h) internal expenses of LPL (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (i) securities acts liability insurance (if LPL elects to obtain such insurance or the underwriters so require) but, in all cases, excluding underwriting discounts and commissions and transfer taxes, if any.
“Registration Period” has the meaning set forth in Section 4.8.
“Registration Statement” means any registration statement of LPL filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
“Rule 144” means Rule 144 under the Securities Act.
“SEC” has the meaning set forth in the Recitals.
“Secondary Indemnitors” has the meaning set forth in Section 6.7(b).
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Shares” means shares of LPL Common Stock.
“Shelf Period” has the meaning set forth in Section 4.1(b).
“Shelf Registration” means a Registration effected pursuant to a Shelf Registration Statement.
“Shelf Registration Statement” has the meaning set forth in Section 4.1(a).
“Shelf Suspension” has the meaning set forth in Section 4.1(c).
“Shelf Take-Down” has the meaning set forth in Section 4.2.
“Shelf Take-Down Notice” has the meaning set forth in Section 4.2(b).
“Sponsor Directors” has the meaning set forth in Section 2.1.
“Sponsor Group” has the meaning set forth in Section 6.7(a).
“Sponsors” has the meaning set forth in the preamble.
“State” means any state in the United States of America.
“Stockholders” has the meaning set forth in the preamble.
“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.
“TPG” has the meaning set forth in the preamble.
“TPG Directors” has the meaning set forth in Section 2.1.
“TPG Sponsor” means TPG and its respective transferee Affiliates who sign a Joinder Agreement contemplated by Section 6.4.
“TPG Sponsor Group” has the meaning set forth in Section 6.7(a).
“Transfer” means, in respect of any Shares or any interest in such Shares, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition thereof (by operation of law or otherwise).
“Unaffiliated Independent Director” has the meaning set forth in Section 2.1.
“Underwritten Offering” means a Registration in which securities of LPL are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.
“Underwritten Shelf Take-Down” has the meaning set forth in Section 4.2.
“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 4.2(a).
“VCOC Stockholder” has the meaning set forth in Section 2.5(b).
“Violation” has the meaning set forth in Section 4.10(a).
“Voting Securities” means at any time shares of any class of Capital Stock or other securities of LPL which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events, and any securities convertible into or exercisable or exchangeable for such shares of Capital Stock.
Section 1.2.    Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II
CORPORATE GOVERNANCE
Section 2.1.    Board of Directors. Concurrently with the effectiveness of this Agreement, LPL and the Sponsors shall take such action, including, but not limited to a shareholder vote, as may be necessary to cause the LPL Board to initially consist of nine Directors, including the following: (i) two individuals designated by the H&F Sponsors (the “H&F Directors”), (ii) two individuals designated by the TPG Sponsor (the “TPG Directors” and, together with the H&F Directors, the “Sponsor Directors”), (iii) Mark Casady, so long as Mark Casady is the Chief Executive Officer of LPL (the “CEO”), and thereafter the CEO of LPL, (iv) James Putnam or, if James Putnam is unable or unwilling to serve, one independent director designated by the Sponsors, after consultation with the CEO (the “Independent Director”), and (v) three independent directors who meet the independence criteria set forth in Rule 10A-3 under the Exchange Act (each, an “Unaffiliated Independent Director”). For the avoidance of doubt, this Section 2.1 is applicable solely to the initial composition of the LPL Board upon the effectiveness of this Agreement and shall have no further force or effect thereafter.
Section 2.2.    Sponsor Representation.
(a)    For so long as the H&F Sponsors collectively Beneficially Own Shares or other Voting Securities representing at least the percentage of the number of Shares Beneficially Owned by them on the date hereof shown below, there shall be included in the slate of nominees recommended by the LPL Board for election as Directors at each applicable annual or special meeting of shareholders at which Directors are to be elected that number of individuals designated by the H&F Sponsors shown below, that if elected will result in the H&F Sponsors having the number of H&F Directors serving on the LPL Board that is shown below.

Percent	Number of H&F Directors
30.00%	2
less than 30% but greater than or equal to 10%	1
Less than 10%	0

The nomination rights of the H&F Sponsors pursuant to Section 2.1 and this Section 2.2 shall be exercised by H&F Capital Partners or such successor Affiliate thereof as H&F Capital Partners shall indicate in a writing delivered to LPL.
(b)    For so long as the TPG Sponsor collectively Beneficially Owns Shares or other Voting Securities representing at least the percentage of the number of Shares Beneficially Owned by it on the date hereof shown below, there shall be included in the slate of nominees recommended by the LPL Board for election as Directors at each applicable annual or special meeting of shareholders at which Directors are to be elected that number of individuals designated by the TPG Sponsor shown below, that if elected will result in the TPG Sponsor having the number of TPG Directors serving on the LPL Board that is shown below.

Percent	Number of TPG Directors
30.00%	2
less than 30% but greater than or equal to 10%	1
Less than 10%	0

The nomination rights of the TPG Sponsor pursuant to Section 2.1 and this Section 2.2 shall be exercised by TPG or such successor Affiliate thereof as TPG shall indicate in a writing delivered to LPL.
(c)    If a Sponsor ceases to have the right to designate one or more directors to the LPL Board pursuant to Section 2.2(a) or Section 2.2(b), as applicable, then such Sponsor and LPL shall take all necessary action to cause the director(s) designated by such Sponsor to be removed immediately and the Sponsors and LPL shall take all necessary action to cause the number of directors to be reduced accordingly. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director who is an H&F Director or a TPG Director, LPL hereby agrees to take all actions necessary to cause the vacancy created thereby to be filled as soon as practicable by a new H&F Director or TPG Director, as the case may be, who is designated in the manner specified in this Section 2.2.
(d)    LPL shall establish and maintain an audit committee, a compensation committee and a nominating committee of the LPL Board, as well as such other board committees as the LPL Board deems appropriate from time to time or as may be required by applicable Law, the rules of any stock exchange on which the LPL Common Stock is listed or the FINRA rules. The committees shall have such duties and responsibilities as are customary for such committees, subject to the provisions of this Agreement. Any committee or subcommittee of the LPL Board shall include a Director nominated by the H&F Sponsors (but only if the H&F Sponsors are then entitled to nominate at least one Director) and a Director nominated by the TPG Sponsors (but only if the TPG Sponsors are then entitled to nominate at least one Director); provided that this Section 2.2(d) shall not apply to a subcommittee of the compensation committee that is comprised entirely of “non employee directors” (as defined in Rule 16b-3 of the Exchange Act) and whose duties are limited to approving transactions pursuant to Rule 16b-3 of the Exchange Act and provided further that an audit committee shall not include any Directors nominated by the Sponsors. Notwithstanding the foregoing, the LPL Board (upon the recommendation of the nominating committee of the LPL Board) shall, only to the extent necessary to comply with applicable Law, the rules of any stock exchange on which the LPL Common Stock is listed and the FINRA rules, modify the composition of any such committee to the extent required to comply with such applicable Law, the rules of any stock exchange on which the LPL Common Stock is listed and the FINRA rules.
(e)    For so long as either Sponsor can nominate at least one Director, the LPL Board shall not, and LPL will take all action necessary to ensure that the LPL Board shall not, exceed nine (9) members. For so long as the Sponsors collectively have the right to nominate directors that if elected would result in there being at least three (3) Sponsor Directors serving on the LPL Board, the lead independent director will be one of the Sponsor Directors.
(f)    For so long as the Sponsors collectively Beneficially Own (directly or indirectly) at least a majority of the voting power of the outstanding voting stock of LPL, the LPL Board will not approve any transaction or other matter unless at least one H&F Director or one TPG Director is present at the time such vote is taken with respect to such action.

Section 2.3.    Voting Agreement.
(a)    Each Sponsor hereby agrees to vote all Shares Beneficially Owned by such Sponsor, whether at a meeting or by written consent in accordance with such Sponsor’s agreements contained in Section 2.2, so as to cause to be elected to the LPL Board the other Sponsor’s board nominees, which agreement shall remain in effect until the earlier of the expiration of the non-voting Sponsor’s right to nominate a director in accordance with Section 2.2(a) or Section 2.2(b), as applicable.
(b)    This Section 2.3 is solely for the benefit of the Sponsors and may be amended, modified or waived by the written consent of the Sponsors.
Section 2.4.    Amendment of Bylaws and Certificate of Incorporation.
(a)    The Company agrees that, without the written consent of the Sponsors, it will not directly or indirectly (including through any merger or consolidation) (i) for so long as any Sponsor has the right to nominate a Director in accordance with Section 2.2, amend Article X of its Amended and Restated Certificate of Incorporation; (ii) for so long as any Sponsor has the right to nominate a Director in accordance with Section 2.2, amend the provisions of the bylaws of LPL (the “Bylaws”) relating to advance nomination of directors in any manner directly or indirectly adverse to the H&F Sponsors or the TPG Sponsor or that would require advance notice to their Director nominees; (iii) for so long as the Sponsors Beneficially Own a majority of the outstanding Shares, amend Section 2.3, Section 2.4, Section 2.5 or Section 2.7 of the Bylaws and (iv) adopt any provision of the Bylaws or the Amended and Restated Certificate of Incorporation of LPL that is inconsistent with this Agreement or any of the foregoing provisions of the Bylaws or the Amended and Restated Certificate of Incorporation of LPL.
Section 2.5.    Information Rights; VCOC Stockholders.
(a)    Information Rights. For so long as any Sponsor has the right to nominate at least one director pursuant to Section 2.2, such Sponsor will, subject to Section 5.4 hereof, have the right to obtain any reports, documents, information or other materials distributed of LPL and its Subsidiaries which a member of the LPL Board has received or has the right to receive from LPL.
(b)    VCOC Stockholders. With respect to each H&F Sponsor and TPG Sponsor and, at the request of an H&F Sponsor or TPG Sponsor, each Affiliate thereof that directly or indirectly has an interest in LPL and that acknowledges and agrees to be bound by Section 5.4 hereof, in each case that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each, a “VCOC Stockholder”), for so long as the VCOC Stockholder, directly or through one or more conduit subsidiaries, continues to hold any Capital Stock of LPL, in each case, without limitation or prejudice of any the rights provided to any of the H&F Sponsors or TPG Sponsors hereunder, LPL shall, with respect to each such VCOC Stockholder:
(i)    Provide such VCOC Stockholder or its designated representative with the following:

(A)	the right to visit and inspect any of the offices and properties of LPL and its Subsidiaries and inspect and copy the books and records of

LPL and its Subsidiaries, at such times as the VCOC Stockholder shall reasonably request;

(B)
as soon as available and in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of LPL, consolidated balance sheets of LPL and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of LPL and its Subsidiaries for the period then ended, in each case prepared in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(C)
as soon as available and in any event within one-hundred twenty (120) days after the end of each fiscal year of LPL, a consolidated balance sheet of LPL and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of LPL and its Subsidiaries for the year then ended prepared in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(D)
to the extent LPL or any of its Subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of LPL or such Subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by LPL or such Subsidiary as soon as available; and

(E)
subject to Section 2.5(b)(iv) below, copies of all materials provided to the LPL Board at substantially the same time as provided to the members of the LPL Board and, if requested copies of the materials provided to the board of directors (or equivalent governing body) of any Subsidiary of LPL, provided, that LPL or such Subsidiary shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege.

(ii)    Make appropriate officers of LPL and its Subsidiaries and members of the LPL Board available periodically and at such times as reasonably requested by such VCOC Stockholder for consultation with such VCOC Stockholder or its designated representative with respect to matters relating to the business and affairs of LPL and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;
(iii)    Give such VCOC Stockholder, if such VCOC Stockholder does not at such time have the right to designate one or more directors or non-voting board observers pursuant to Section 2.2 above, the right to designate one (1) non-voting board observer who will be entitled to attend all meetings of the LPL Board and participate in all deliberations of the LPL Board, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the LPL Board, and provided, further, that LPL shall be entitled to exclude such observer from such portions of a LPL Board meeting to the extent such observer’s presence would be reasonably likely to result in the waiver of attorney-client privilege or to the extent the removal of such observer is required under applicable law or the rules of any stock exchange applicable to LPL;
(iv)    To the extent consistent with applicable law (and with respect to events which require public disclosure, only following LPL’s public disclosure thereof through applicable securities law filings or otherwise), inform the VCOC Stockholder or its designated representative in advance with respect to any significant corporate actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or by laws of LPL or any of its subsidiaries, and to provide the VCOC Stockholder or its designated representative with the right to consult with LPL and its subsidiaries with respect to such actions; and
(v)    Provide such VCOC Stockholder or its designated representative with such other rights of consultation which such VCOC Stockholder’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in LPL as a “venture capital investment” for purposes of the Plan Assets Regulation.
(c)    The Company agrees to consider, in good faith, the recommendations of each VCOC Stockholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by LPL.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1.    Representations and Warranties of LPL. LPL represents and warrants to each of the other parties to this Agreement as follows:
(a)    LPL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.
(b)    The execution, delivery and performance of this Agreement by LPL has been duly and validly authorized by all necessary action, and no other proceedings on the part of LPL are necessary to authorize this Agreement or the performance of LPL’s obligations under this Agreement.
(c)    This Agreement has been duly executed and delivered by LPL, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of LPL, enforceable against LPL in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.
(d)    Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by LPL in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.
(e)    As of the date of this Agreement, LPL has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.
Section 3.2.    Representations and Warranties of the Sponsors. Each Sponsor, severally and not jointly, represents and warrants to each of the other parties to this Agreement as follows:
(a)    Such Sponsor is a limited partnership duly formed, validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of formation, and has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.
(b)    The execution, delivery and performance of this Agreement by such Sponsor has been duly and validly authorized by all necessary action, and no other proceedings on the part of such Sponsor are necessary to authorize this Agreement or the performance of such Sponsor’s obligations under this Agreement.
(c)    This Agreement has been duly executed and delivered by such Sponsor, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.
(d)    Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by such Sponsor in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.
(e)    As of the date of this Agreement, such Sponsor is the Beneficial Owner of the shares of Capital Stock set forth next to its respective name on Schedule 1.
(f)    As of the date of this Agreement, such Sponsor has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.
Section 3.3.    Representations and Warranties of the Farallon Holders. Each Farallon

Holder, severally and not jointly, represents and warrants to each of the other parties to this Agreement as follows:
(a)    This Agreement has been duly executed and delivered by such Farallon Holder, and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such Farallon Holder, enforceable against such Farallon Holder in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) limitations on the availability of specific performance or injunctive relief or other equitable remedies.
(b)    As of the date of this Agreement, such Farallon Holder is the Beneficial Owner of the shares of Capital Stock set forth next to his or her respective name on Schedule 1.
(c)    As of the date of this Agreement, such Farallon Holder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.
(d)    Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration or license is required to be made or obtained by such Farallon Holder in connection with its performance under this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV
REGISTRATION RIGHTS
Section 4.1.    Shelf Registration.
(a)    Filing. As promptly as practicable after the expiration of the Lock-Up Period, LPL will file with the SEC a Registration Statement on Form S-3 or any successor form (a “Shelf Registration Statement”) relating to the offer and sale of all of the Registrable Securities held by the Stockholders from time to time in accordance with the methods of distribution specified by the Sponsors (including, to the extent permitted by applicable law, hedging transactions and short sales) and set forth in a Shelf Registration Statement and, thereafter, shall use reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act. LPL shall provide drafts of the Shelf Registration Statement and related Prospectus to the Stockholders a reasonable time prior to filing thereof and reflect any reasonable comments to such documents that the Stockholders may make in such filed documents.
(b)    Continued Effectiveness. LPL will use reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be continuously usable by the Stockholders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the later of (1) the two year anniversary of the consummation of the IPO and (2) the date that is twelve (12) months after the date that each of the Stockholders (x) together with its Affiliates Beneficially Owns less than 3% of the outstanding LPL Common Stock and (y) is permitted to dispose of its Registrable Securities without limitation at any time under Rule 144 (such period of effectiveness, the “Shelf Period”). Subject to Section 4.1(c), LPL shall not be deemed to have used reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if LPL voluntarily takes any action or omits to take any action that would result in the Stockholders holding Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement (or a replacement Shelf Registration Statement) during the Shelf Period, unless such action or omission is required by applicable law. Notwithstanding the foregoing, LPL may suspend effectiveness of such Registration Statement during any period covered by Section 4.1(c). During the Shelf Period, LPL shall file a successor Shelf Registration Statement (and applicable Prospectus) every three years and use its reasonable best efforts to cause such successor Shelf Registration Statement to be declared effective under the Securities Act as soon as possible.
(c)    Suspension of Registration. If the continued use of such Shelf Registration Statement (or, with respect to a Shelf Take-Down under Section 4.2, the sale of securities of LPL to be sold pursuant thereto) at any time would require LPL to make an Adverse Disclosure, LPL may, upon giving at least ten days’ prior written notice of such action to the Sponsors, suspend use of the Shelf Registration Statement (or defer the filing of a Prospectus relating to any Shelf Take-Down) (a “Shelf Suspension”); provided that LPL shall not be permitted to exercise a Shelf Suspension or Demand Suspension (as defined in Section 4.3(d)) (i) more than twice during any 12-month period (and, in any event, no more than three times during any 24-month period), (ii) for a period exceeding sixty (60) days on any one occasion or (iii) for an aggregate of more than 90 days in any 12-month period. In the case of a Shelf Suspension, the Sponsors agree that upon receipt of the notice referred to above, the Stockholders will suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase Registrable Securities (or suspend any marketing with respect to a marketed Shelf Take-Down). LPL shall promptly notify the Stockholders upon the termination of any Shelf Suspension. In the event that LPL exercises its rights under this Section 4.1(c), LPL shall, as promptly as practicable following the expiration of the applicable suspension period, file or update and use its reasonable best efforts to cause the effectiveness of the suspended Registration Statement and applicable Prospectus.
Section 4.2.    Shelf Take-Downs. Any Sponsor selling Registrable Securities included in a Shelf Registration Statement (an “Initiating Sponsor”) may initiate an offering or sale of all or part of such Sponsor's Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 4.2 shall apply. Subject to the limitations set forth in Section 4.2(a)(i) and Section 4.4(a), a Shelf-Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) or a non-underwritten offering (a “Non-Underwritten Shelf Take-Down”) and an Underwritten Shelf Take-Down may be “marketed” or “non-marketed.” The form of the Shelf-Take-Down will be based on the Initiating Sponsor’s election.
(a)    Underwritten Shelf Take-Downs. Subject to the limitations set forth in Section 4.2(a)(i) and Section 4.4(a), the Initiating Sponsor may elect in a written request delivered to LPL (an “Underwritten Shelf Take-Down Notice”), to effect an Underwritten Shelf Take-Down.
(i)    Marketed Underwritten Shelf Take-Downs. The Initiating Sponsor may elect to undertake an Underwritten Shelf Take-Down that involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters, in each case, either (x) over a period of at least 48 hours or (y) involving travel by management outside the metropolitan areas in which LPL’s headquarters is located, in which case the Shelf Take-Down will be treated as a marketed Shelf Take-Down (a “Marketed Underwritten Shelf Take-Down”). Any Marketed Underwritten Shelf Take-Down shall be deemed for purposes of Section 4.3(a) to be a Demand Registration and the Initiating Sponsor’s right to request a Demand Registration pursuant to Section 4.3(a) shall be reduced by one (1). The Initiating Sponsor shall indicate its request for a Marketed Underwritten Shelf Take-Down in a written request delivered to LPL no later than ten Business Days prior to the expected date of such Marketed Underwritten Shelf Take-Down, which request shall include (A) the total number of Registrable Securities expected to be offered and sold, (B) the action or actions required by LPL, including the timing thereof, relating to such written request and (C) the action or actions required by any Non-Initiating Stockholder that elects to participate in the Shelf Take-Down. Upon receipt of the Underwritten Shelf Take-Down Notice for a Marketed Underwritten Shelf Take-Down, LPL shall file and effect an amendment or supplement to its Shelf Registration Statement (and any related Prospectus) for such takedown as soon as practicable, subject to Section 4.1(c).
(ii)    Non-Marketed Underwritten Shelf Take-Downs. The Initiating Sponsor may elect to effect an Underwritten Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), in which case the Initiating Sponsor shall so indicate in a written request (which may consist of electronic communication) delivered to LPL at least 48 hours (which must include at least one Business Day) prior to the consummation of such Non-Marketed Underwritten Shelf Take-Down. Such request shall include (A) the total number of Registrable Securities expected to be offered and sold, (B) the action or actions required by LPL, including the timing thereof, relating to such written request and (C) the action or actions required by any Non-Initiating Stockholder that elects to participate in the Shelf Take-Down. Upon receipt of the Underwritten Shelf Take-Down Notice of a Non-Marketed Underwritten Shelf Take-Down, LPL shall file and effect an amendment or supplement to its Shelf Registration Statement (and any related Prospectus) for such takedown as soon as practicable, subject to Section 4.1(c).
(b)    Shelf Take-Down Notice. In the case of an Underwritten Shelf Take-Down, LPL shall provide written notice (a “Shelf Take-Down Notice”) of such Shelf Take-Down promptly (and, in the case of a Marketed Underwritten Shelf Take-Down, at least ten days prior to the expected date of such offering and, in the case of a Non-Marketed Underwritten Shelf Take-Down, as promptly as practical prior to the consummation of such Non-Marketed Underwritten Shelf Take-Down and by such means (which may consist of electronic or telephone communication) as determined in good faith by LPL, in light of the applicable circumstances) to the Stockholders who did not initiate the Shelf Take-Down (the “Non-Initiating Stockholders”), which Shelf Take-Down Notice shall set forth (i) the total number of Registrable Securities expected to be offered and sold by the Initiating Sponsor, (ii) that each Non-Initiating Stockholder shall have the right, upon the terms and subject to the conditions set forth in this Section 4.2(b), to elect to sell up to its Pro Rata Take-Down Portion in such Underwritten Shelf Take-Down and (iii) the action or actions required, including the timing thereof, with respect to each Non-Initiating Stockholder that elects to exercise its right to sell its Pro Rata Take-Down Portion (including the delivery of one or more stock certificates representing shares of Registrable Securities held by such Non-Initiating Stockholder to be sold in such Shelf Take-Down). Upon receipt of such Shelf Take-Down Notice, each Non-Initiating Stockholder may elect to sell up to its Pro Rata Take-Down Portion with respect to each such Shelf Take-Down, by taking such action or actions set forth in the Notice as required by clause (iii) above in the manner provided in such notice; provided that each such Non-Initiating Stockholder that elects to participate in a Shelf Take-Down may condition its participation on the Shelf

Take-Down being completed within ten Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Non-Initiating Stockholder of not less than 95% of the closing price for the shares on their principal trading market on the trading day immediately prior to such Non-Initiating Stockholder’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Take-Down Notice, but subject to the Participation Conditions, all determinations as to whether to complete any Shelf Take-Down and as to the timing, manner, price and other terms of any Shelf Take-Down contemplated by Section 4.2(a) or Section 4.2(b) shall be at the discretion of the Initiating Sponsor and conditions of the underwriting as set forth in Section 4.4; provided that if such Shelf Take-Down is to be completed, the Initiating Sponsor must include each Non-Initiating Stockholder’s Pro Rata Take-Down Portion in such Shelf Take-Down if such Non-Initiating Stockholder has complied with the requirements set forth in Section 4.2(b)(iii), subject to Section 4.4(a). For purposes of Section 4.2, “Pro Rata Take-Down Portion” shall mean a number equal to the product of the following: (i) the total number of Registrable Securities to be included in such Shelf Take-Down and (ii) a fraction, the numerator of which is the total number of Registrable Securities beneficially owned by such Initiating Sponsor or other Non-Initiating Stockholder, as applicable, and the denominator of which is the total number of Registrable Securities beneficially owned by the Initiating Sponsor and all the other Non-Initiating Stockholders delivering such a notice and participating in such Shelf Take-Down.
(c)    Preemption. Notwithstanding anything to the contrary contained in this Agreement, LPL shall not be obligated to effect a Shelf Take-Down pursuant to Section 4.2:
(i)    with respect to a Marketed Underwritten Shelf Take-Down if (A) the Initiating Sponsor has previously used all of its Demand Requests set out in Section 4.3(a) or (B) the number of Registrable Securities covered by such Shelf Take-Down shall have, in the aggregate, a market value of less than $50,000,000 determined on the date the applicable Shelf Take-Down Notice is delivered to LPL;
(ii)    with respect to a Non-Marketed Underwritten Shelf Take-Down, if the number of Registrable Securities covered by such Shelf Take-Down shall have, in the aggregate, a market value of less than $20,000,000 determined on the date the applicable Shelf Take-Down Notice is delivered to LPL;
(iii)    for any Marketed Underwritten Shelf Take-Down if LPL has, within the six-month period preceding the date of such request, effected a Marketed Underwritten Shelf Take-Down pursuant to Section 4.2 or a Demand Registration pursuant to Section 4.3;
(iv)    for any Marketed Underwritten Shelf Take-Down if not more than 30 days prior to receipt of any request for a Marketed Underwritten Shelf Take-Down, LPL shall have circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of LPL or selected an underwriter with respect to a primary offering of Shares, provided that the period of preemption for any Marketed Underwritten Shelf Take-Down preempted pursuant to this Section 4.2(c)(iv) shall not exceed 45 days (except that such period shall be 90 days for any Marketed Underwritten Shelf Take-Down requested by a transferee of an H&F Sponsor or TPG Sponsor pursuant to Section 6.4) and provided further that LPL shall not preempt more than one Underwritten Shelf Take-Down or Demand Registration in any twelve month period in favor of a primary offering;

(v)    for any Non-Marketed Underwritten Shelf Take-Down requested by an H&F Sponsor or TPG Sponsor, if (x) LPL has, within the ninety (90) day period preceding the date of such request, effected an Underwritten Shelf Take-Down pursuant to Section 4.2 or a Demand Registration pursuant to Section 4.3 or (y) not more than 30 days prior to receipt of any request for a Non-Marketed Underwritten Shelf Take-Down, LPL shall have circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of LPL or selected an underwriter with respect to a primary offering of Shares, provided that the period of preemption for any Non-Marketed Underwritten Shelf Take-Down preempted pursuant to this Section 4.2(c)(v) shall not exceed 45 days and provided further that LPL shall not preempt more than one Underwritten Shelf Take-Down or Demand Registration in any twelve month period in favor of a primary offering;
(vi)    for any Non-Marketed Underwritten Shelf Take-Down requested by a transferee of an H&F Sponsor or TPG Sponsor pursuant to Section 6.4, if (x) LPL has, within the twelve (12) month period preceding the date of such request, effected at the request of such transferee an Underwritten Shelf Take-Down pursuant to Section 4.2 or a Demand Registration pursuant to Section 4.3, (y) LPL has, within the ninety (90) day period preceding the date of such request, effected an Underwritten Shelf Take-Down pursuant to Section 4.2 or a Demand Registration pursuant to Section 4.3 or (z) not more than 30 days prior to receipt of any request for a Non-Marketed Underwritten Shelf Take-Down, LPL shall have circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of LPL or selected an underwriter with respect to a primary offering of Shares, provided that the period of preemption for any Non-Marketed Underwritten Shelf Take-Down preempted pursuant to this Section 4.2(c)(vi) shall not exceed 90 days and provided further that LPL shall not preempt more than one Underwritten Shelf Take-Down or Demand Registration in any twelve month period in favor of a primary offering;
(vii)    in any particular jurisdiction in which LPL would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless LPL is already subject to service in such jurisdiction and except as may be required by the Securities Act; or
(viii)    if LPL has exercised a Shelf Suspension pursuant to Section 4.1(c).
Section 4.3.    Demand Registration.
(a)    Demand Registration. At any time following the expiration of the Lock-Up Period, if there is not a currently effective Shelf Registration Statement on file with the SEC of which the prospectus forming a part is usable by the Stockholders for all offerings contemplated by Section 4.1 and Section 4.2, each Sponsor may make a written demand that LPL effect the registration of all or part of the Registrable Securities Beneficially Owned by such Sponsor (a “Demand Registration”). Each Sponsor shall have four (4) Demand Registrations pursuant to this Section 4.3(a); provided that following the first date on which the number of Registrable Securities Beneficially Owned by such Sponsor constitutes less than 10% of the then outstanding LPL Common Stock, such Sponsor may exercise only (i) one (1) Demand Registration (if applicable) or Marketed Underwritten Shelf Take-Down or (ii) two (2) Non-Marketed Underwritten Shelf Take-Downs. For the avoidance of doubt, a Sponsor’s right to exercise one Demand Registration or Marketed Underwritten Shelf Take-Down or two Non-Marketed Underwritten

Shelf Take-Downs pursuant to the proviso of the preceding sentence shall not be deemed used by any transfer or sale pursuant to which the number of Registrable Securities Beneficially Owned by such Sponsor constitutes less than 10% of the then outstanding LPL Common Stock. The Sponsor that makes a demand is the “Demanding Party” and each other Stockholder is a “Non-Demanding Party”. Notwithstanding the foregoing, in the event that any transferee becomes a party to this Agreement pursuant to Section 6.4 in order to exercise the rights of a Sponsor for purposes of this Article IV, then following the first date on which the number of Registrable Securities Beneficially Owned by such transferee constitutes less than 10% of the then outstanding LPL Common Stock, such transferee may exercise only (i) one (1) Demand Registration (if applicable) or Marketed Underwritten Shelf Take-Down or (ii) one (1) Non-Marketed Underwritten Shelf Take-Down.
(b)    Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to Section 4.3(a) (but in no event more than 5 Business Days thereafter), LPL shall deliver a written notice (a “Demand Notice”) of any such Registration request to each Non-Demanding Party, and LPL shall include in such Demand Registration all Registrable Securities with respect to which LPL has received written requests for inclusion therein within ten Business Days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 4.3(b) shall specify the aggregate amount of Registrable Securities to be registered, the intended method of distribution of such securities and shall specify whether the registration will be in the form of an underwritten offering.
(c)    Preemption. Notwithstanding anything to the contrary contained in this Agreement, LPL shall not be obligated to effect a Demand Registration pursuant to Section 4.3:
(i)    if (A) the Demanding Party has previously used all of its Demand Requests set out in Section 4.3(a) or (B) the number of Registrable Securities covered by such Demand Registration shall have, in the aggregate, a market value of less than $50,000,000 determined on the date the applicable request for a Demand Registration is delivered to LPL;
(ii)    if LPL has, within the six-month period preceding the date of such request, effected a Marketed Underwritten Shelf Take-Down pursuant to Section 4.2 or a Demand Registration pursuant to Section 4.3;
(iii)    for any Demand Registration if not more than 30 days prior to receipt of the Demand Notice, LPL shall have circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of LPL or selected an underwriter with respect to a primary offering of Shares, provided that the period of preemption for any Demand Registration preempted pursuant to this Section 4.3(c)(iii) shall not exceed 90 days and provided further that LPL shall not preempt more than one Marketed Underwritten Shelf Take-Down or Demand Registration in any twelve month period in favor of a primary offering; or
(iv)    in any particular jurisdiction in which LPL would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless LPL is already subject to service in such jurisdiction and except as may be required by the Securities Act.
(d)    If the filing, initial effectiveness or continued use of such Demand

Registration Statement at any time would require LPL to make an Adverse Disclosure, LPL may, upon giving at least ten days’ prior written notice of such action to the Sponsors, delay the filing or initial effectiveness of or suspend the use of the Demand Registration Statement (or defer the filing of a Prospectus relating to any Demand Registration) (a “Demand Suspension”); provided that LPL shall not be permitted to exercise a Demand Suspension or Shelf Suspension (as defined in Section 4.1(c)) (i) more than twice during any 12-month period (and, in any event, no more than three times during any 24-month period), (ii) for a period exceeding sixty (60) days on any one occasion or (iii) for an aggregate of more than 90 days in any 12-month period. In the case of a Demand Suspension, the Stockholders agree that upon receipt of the notice referred to above, the Stockholders will suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase Registrable Securities (or suspend any marketing with respect thereto). LPL shall promptly notify the Stockholders upon the termination of any Demand Suspension. In the event that LPL exercises its rights under this Section 4.3(d), LPL shall, as promptly as practicable following the expiration of the applicable suspension period, file or update and use its reasonable best efforts to cause the effectiveness of the suspended Registration Statement and applicable Prospectus.
Section 4.4.    Underwriting. In any Underwritten Shelf Take-Down, the Initiating Sponsor requesting such Shelf Take-Down shall have the right to select the underwriter or underwriters to administer the offering, including the lead managing underwriter, which underwriter or underwriters shall be reasonably acceptable to LPL.
(a)    Notwithstanding any other provision of Article IV, if the underwriter in an Underwritten Shelf Take-Down or a Demand Registration shall advise LPL and the Initiating Sponsor that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of Shares to be underwritten, then LPL shall so advise all Stockholders that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Stockholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Stockholders at the time of delivery of notice to LPL by the Initiating Sponsor or the Demand Party.
(b)    Subject to Section 4.5, if any participating Sponsor disapproves of the terms of the underwriting, such Sponsor may elect to withdraw therefrom by written notice to LPL, the underwriter and the participating Sponsor.
(c)    If there is no limitation on the number of Registrable Securities to be underwritten (taking into account the Non-Initiating Stockholders’ or Non-Demanding Parties’ right to participate, as applicable), LPL may include securities for its own account (or for the account of other Stockholders) in such underwriting if the underwriter advises the Initiating Sponsor or Demanding Party, as applicable, in writing that, in its or their opinion, LPL (or other Stockholders) securities to be included in such underwriting would not be likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered.
Section 4.5.    Withdrawal. An Initiating Sponsor or Demand Party may withdraw its Registrable Securities from a Shelf Take-Down at any time or from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from the Initiating Sponsor or Demand Party to such effect, LPL shall cease all efforts to secure effectiveness of the applicable amendment or supplement to such Shelf Registration Statement or of such Registration

Statement, as applicable. If the Registration was a Demand Registration or the Shelf Take-Down subject to such Shelf Registration Statement was a Marketed Underwritten Shelf Take-Down, LPL shall reduce by one (1) the number of Demand Registrations the Initiating Sponsor has the right to pursue in accordance with Section 4.3 unless (i) the Initiating Sponsor or Demand Party, as applicable, shall have paid or reimbursed LPL for the reasonable and documented out-of-pocket fees and expenses incurred by LPL in connection with the Registration of such withdrawn Registrable Securities or (ii) the withdrawal is made following the occurrence of a material adverse change in LPL. Any Registration Statement or Shelf Take-Down that is withdrawn will be ignored for purposes of Section 4.2(c)(iii), Section 4.2(c)(v) or Section 4.3(c)(ii) if (x) the Initiating Sponsor or Demand Party, as applicable, shall have paid or reimbursed LPL for the reasonable and documented out-of-pocket fees and expenses incurred by LPL in connection with the Registration of such withdrawn Registrable Securities or (y) the withdrawal is made following the occurrence of a material adverse change in LPL or a Shelf Suspension pursuant to Section 4.1(c) or a Demand Suspension pursuant to 4.3(d).
Section 4.6.    Registration Expenses. LPL shall pay all Registration Expenses, in connection with each Registration of Registrable Securities or Shelf Take-Down effected pursuant to Section 4.1, Section 4.2 or Section 4.3.
Section 4.7.    Piggyback Registrations.
(a)    If at any time (i) LPL proposes to file a Registration Statement under the Securities Act with respect to an offering of Shares for its own account or for the account of any other Person (any such Person, a “Registering Party”) other than (i) a registration under Section 4.2 or Section 4.3 or (ii) a Registration on Form S-4 or Form S-8, or any successor or similar forms, LPL shall each such time promptly give written notice to any Stockholder that Beneficially Owns any Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected and of such Stockholder’s rights under this Section 4.7 (the “Piggyback Notice”). Subject to Section 4.7(c) and Section 4.7(d), LPL shall include, and will cause the underwriter or underwriters, if applicable, to include, in the proposed offering, on the same terms and conditions as the Shares proposed to be sold by LPL or such Registering Party in such offering, on a pro rata basis for the Stockholder, all Registrable Securities that LPL has been requested in writing, within fifteen (15) calendar days after the Piggyback Notice is given, to register for such Stockholder (each such registration pursuant to this Section 4.7, a “Piggyback Registration”); provided, however, that (i) if, at any time after giving a Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such registration, LPL shall determine for any reason not to register such Shares, LPL, shall give written notice of such determination to all Stockholders who Beneficially Own any Registrable Securities and, thereupon, LPL shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (ii) in case of a determination by LPL to delay registration of Shares, such Stockholders shall be permitted to delay the registration of their Registrable Securities for the same period as the delay in registering such other Shares. In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 4.7, all Stockholders proposing to distribute their securities pursuant to this on Section 4.7 shall, at the request of LPL, enter into an agreement in customary form with the underwriter or underwriters selected by LPL or the Registering Party, as applicable.
(b)    Piggyback Registrations Expenses. LPL shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4.7.

(c)    Priority in Piggyback Registrations. If the managing underwriter for a registration pursuant to Section 4.7 shall advise LPL in writing that, in its opinion, the number of Registrable Securities requested to be included in such registration exceeds the number (the “Maximum Sale Number”) that can be sold in an orderly manner in such offering within a price range acceptable to LPL, as the case may be, LPL shall include in such offering the following Shares: (i) first, all the Shares, if any, LPL or the Registering Party, as the case may be, proposes to register for its own sale, and (ii) second, all Registrable Securities requested to be included by the Stockholders (or if the number of such Registrable Securities exceeds the Maximum Sale Number less the number of Shares included pursuant to clause (i) above, then the number of such Registrable Securities included in such registration pursuant to this clause (ii) shall be equal to the excess of the Maximum Sale Number over the number of Shares included pursuant to clause (i) above and shall be allocated so as to allow pro rata participation for all requesting Stockholders, on the basis of the relative number of Registrable Securities each such Stockholder had requested to have included in such registration).
(d)    Underwriting Requirements. In connection with any offering involving any underwriting of securities in a Piggyback Registration, no Stockholder’s Registrable Securities shall be included in such underwriting unless such Stockholder accepts the terms of the underwriting as agreed upon, in customary form and substance, between LPL and the underwriters (or in the case of an underwritten offering in which LPL is not participating, between the Registering Party, as the case may be, and the underwriters), and such Stockholder agrees to sell such Stockholder’s Registrable Securities on the basis provided therein and completes and/or executes all questionnaires, indemnities, lock-ups, underwriting agreements and other documents (including powers of attorney and custody arrangements) required generally of all selling Stockholders, in each case, in customary form and substance, which are requested to be executed in connection therewith; provided, however, that with respect to any representations, warranties, indemnities and agreements of sellers of Shares in such Piggyback Registration, the aggregate amount of such liability will not exceed the lesser of (i) such Stockholder’s pro rata portion of any such liability, in accordance with such Stockholder's portion of the total number of Shares included in the offering or (ii) such Stockholder’s net proceeds actually received by such Stockholder from such offering.
(e)    No Effect on Demand Registrations. No registration of Registrable Securities pursuant to Section 4.7 shall be deemed to be a Demand Registration.
Section 4.8.    Effective Registration. Other than for a Shelf Registration, LPL shall be deemed to have effected a Registration only if the Registration Statement relating to such Registration is declared effective by the SEC and remains effective for (i) not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or (ii) if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriter or underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Registration Period”). No Registration shall be deemed to have been effected if (i) during the Registration Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a Sponsor.

Section 4.9.    Registration Procedures.
(a)    If and whenever LPL is required to use its reasonable best efforts to effect or cause the Registration of Registrable Securities under the Securities Act as provided in this ARTICLE IV, LPL shall, subject to the terms of this Agreement, as soon as practicable:
(i)    prepare and file with the SEC the requisite Registration Statement with respect to such Registrable Securities (including all exhibits and financial statements required under the Securities Act) and use its reasonable best efforts to cause such Registration Statement to become and remain effective in order to permit the sale of the Registrable Securities by the Stockholders in accordance with the intended method or methods of distribution thereof described in such Registration Statement;
(ii)    prepare and file with the SEC such amendments and supplements to such Registration Statement and Prospectus as may be necessary to keep such Registration Statement effective during such period, or reasonably requested by holders of the participating Registrable Securities;
(iii)    comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement during such period and all stock exchange or trading system or FINRA registration, listing or filing requirements;
(iv)    furnish to each Stockholder holding such Registrable Securities and each underwriter such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Stockholder or underwriter may reasonably request;
(v)    (i) promptly notify in writing each Stockholder that holds Registrable Securities covered by such Registration Statement (and, if requested, provide copies of the relevant documents, as soon as reasonably practicable), (A) upon the filing of any such Registration Statement or amendment or supplement thereto (including post-effective amendments) and when such Registration Statement or amendment or supplement thereto becomes effective, (B) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such Registration Statement (and take all reasonable action to prevent the entry of such stop order or to remove it if entered, or the initiation of any proceedings for that purpose), (C) if, at any time, the representations and warranties of LPL in any applicable underwriting agreement cease to be true and correct in all material respects, or (D) of the happening of any event as a result of which the Registration Statement, as then in effect, or the Prospectus related thereto or any document included therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of such Prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading and (ii) in the case of an event under clause (v)(i)(B) or (D), promptly file such amendments and supplements which may be required on account of such event and use its reasonable best efforts to cause each such amendment and supplement to become effective;
(vi)    promptly furnish counsel for each underwriter, if any, and for the selling Stockholders of Registrable Securities copies of any written request by the SEC (including any written comments from the SEC on such Registration Statement) or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;
(vii)    use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;
(viii)    use reasonable best efforts to cause all such Registrable Securities covered by such Registration Statement to be listed on the principal securities exchange or authorized for quotation on Nasdaq, if any, on which similar equity securities issued by LPL are then listed or authorized for quotation, or eligible for listing or quotation, if the listing or authorization for quotation of such securities is then permitted under the rules of such exchange or the FINRA;
(ix)    enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by LPL, provisions regarding the delivery of opinions of counsel for LPL and accountants’ letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter’s underwriting agreements for similar offerings (the sellers of Registrable Securities that are to be distributed by such underwriter(s) may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, LPL to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such sellers of Registrable Securities);
(x)    make available upon reasonable notice at reasonable times and for reasonable periods for inspection by representatives of the selling Stockholders who hold Registrable Securities and any underwriters participating in any disposition pursuant hereto and by any attorney, accountant or other agent retained by any selling Stockholder or any underwriters, all pertinent financial and other records, pertinent corporate documents and properties of LPL, and cause all of LPL’s officers, directors and employees and the independent public accountants who have certified the its financial statements to make themselves available to discuss the business of LPL and to supply all information reasonably requested by any such selling Stockholders, underwriters, attorneys, accountants or agents in connection with such disposition as shall be necessary to enable them to exercise their due diligence responsibility (subject to entry by each such representative, counsel or accountant into customary confidentiality agreements in a form reasonably acceptable to LPL);
(xi)    permit any Beneficial Owner of Registrable Securities who, in the sole judgment, exercised in good faith, of such Stockholder, with the advice of outside legal counsel, might be deemed to be a controlling Person of LPL, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to LPL in writing, that in the reasonable judgment of such Stockholder, with the advice of outside legal counsel, as aforesaid, should be included to comply with applicable federal, state or local securities laws;
(xii)    on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such selling Stockholder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect, provided that LPL shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;
(xiii)    cooperate with the selling Stockholders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;
(xiv)    use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered or approved by such other governmental agencies or authorities (other than any foreign governmental agencies or authorities) as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;
(xv)    not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;
(xvi)    enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the holders of at least a majority of any Registrable Securities being sold or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;
(xvii)    obtain for delivery to the selling Stockholders of Registrable Securities and to the underwriter or underwriters, if any, an opinion or opinions from counsel for LPL dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;
(xviii)    promptly incorporate in a supplement to the Prospectus or post-

effective amendment to the Registration Statement such information as the lead underwriter or underwriters, if any, and the selling Stockholders holding a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such class of Registrable Securities; and make all required filings of such supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such supplement or post-effective amendment;
(xix)    in the case of any Marketed Underwritten Shelf Take-Down or Demand Registration, cause the senior executive officers of LPL to participate in any customary “road show” presentations and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case as reasonably requested by the underwriters and taking into account the needs of LPL's business and the requirements of the marketing process; and
(xx)    in the case of any Non-Marketed Underwritten Shelf Take-Down, cause the senior executive officers of LPL to participate in any customary presentations and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case as reasonably requested by the underwriters and taking into account the needs of LPL's business and the requirements of the marketing process.
(b)    LPL may require each Stockholder who is selling Registrable Securities pursuant to which any Registration is being effected to furnish LPL such information regarding such Stockholder and the distribution of such Registrable Securities as LPL may from time to time reasonably request in writing.
(c)    Each Stockholder who is selling Registrable Securities shall cooperate with the underwriters by entering into any undertakings and taking such other actions relating to the conduct of the proposed offering which the underwriters may reasonably request to insure compliance with federal and state securities laws and the rules and requirements of FINRA or which are otherwise customary and which the underwriters may request to effectuate an offering or file a Registration Statement.
(d)    Each Beneficial Owner of Registrable Securities agrees that, upon receipt of any notice from LPL of the happening of any event of the kind described in
Section 4.9(a)(v)(i)(B) and Section 4.9(a)(v)(i)(D), such Beneficial Owner will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement covering such Registrable Securities until such Beneficial Owners’ receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.9(a)(v)(ii), or until such Stockholder is advised in writing by LPL that the use of the Prospectus may be resumed, and if so directed by LPL, such Beneficial Owner shall deliver to LPL (at LPL’s expense) all copies, other than permanent file copies then in such Beneficial Owner’s possession, of the Prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement.
Section 4.10.    Indemnification.
(a)    In the event of any Registration of any Registrable Securities pursuant to this ARTICLE IV, LPL shall indemnify and hold harmless, to the fullest extent permitted by law, any

Stockholder selling any Registrable Securities covered by such Registration Statement, its Affiliates, directors, officers, fiduciaries, employees, advisors, agents and stockholders or members or general and limited partners (and the directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners thereof), each other Person who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each director, officer, fiduciary, employee, agent and stockholder or general and limited partner of such underwriter or qualified independent underwriter, and each other Person (including any such Person’s directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners), if any, who controls such seller or any such underwriter or qualified independent underwriter, within the meaning of the Securities Act, against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses in respect thereof (including reasonable costs of investigation and reasonable fees and expenses of counsel) (“Claims”) and any amounts paid in any settlement effected with LPL’s consent, which consent shall not be unreasonably withheld, conditioned or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered pursuant to this Agreement under the Securities Act, together with any supplements or amendments thereto or documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, free writing prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by LPL of any federal, state or common law rule or regulation applicable to LPL and relating to action required of or inaction by LPL in connection with any such Registration, and LPL will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that LPL shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any Violation that occurs in reliance upon and in conformity with written information furnished to LPL pursuant to Section 4.12 or its representatives by or on behalf of such indemnified party expressly stating that such information is for use therein.
(b)    Each Stockholder holding Registrable Securities that are included in the securities as to which any Shelf Registration is being effected (and, if LPL requires as a condition to including any Registrable Securities in any Registration Statement filed in connection with any Shelf Registration, any underwriter and qualified independent underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.10(a)), to the fullest extent permitted by law, LPL, its directors, officers, fiduciaries, employees, advisors, agents and stockholders (and the directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners thereof) and each Person (including any such Person’s directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners), if any, controlling LPL within the meaning of the Securities Act and all other prospective sellers and their directors, officers, fiduciaries, employees, agents and stockholders or general and limited partners and respective controlling Persons (including any such Person’s directors, officers, fiduciaries, employees, agents and stockholders or members or general and limited partners), against any and all Claims, and any amounts paid in any settlement effected with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished to LPL pursuant to Section 4.12 or its representatives by or on behalf of such Stockholder of Registrable Securities, expressly stating that such information is for use in connection with any Registration Statement, preliminary, final or summary prospectus or amendment or supplement. Notwithstanding anything in this Section 4.10(b) to the contrary, no indemnifying party shall be required pursuant to this Section 4.10(b) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Claims of the indemnified parties relate.
(c)    Indemnification similar to that specified in Section 4.10(a) and Section 4.10(b) (with appropriate modifications) shall be given by LPL and each seller of Registrable Securities (and, if LPL requires as a condition to including any Registrable Securities in any Registration Statement filed in connection with any Registration, any underwriter and qualified independent underwriter, if any) with respect to any required Registration or other qualification of securities under any state securities or “blue sky” laws.
(d)    Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.10, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4.10, except to the extent the indemnifying party is actually and materially prejudiced thereby and shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 4.10. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) calendar days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) in the reasonable judgment of any indemnified party (based upon advice of its counsel) a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties that are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such Claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e)    If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 4.10(a), Section 4.10(b) or Section 4.10(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party and any other indemnifying party on the other hand from the acts, statements and omissions that resulted in such Claims. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 4.10(d) above and the indemnifying party is actually and materially prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of but also the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations, including the extent of such prejudice. The relative fault shall be determined by a court of law by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent knowledge, access to information and opportunity to correct or prevent such Violation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 4.10(e) were to be determined by pro rata allocation, or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentences of this Section 4.10(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 4.10(e) to the contrary, no indemnifying party (other than LPL) shall be required pursuant to this Section 4.10(e) to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Claims of the indemnified parties relate.
(f)    The indemnity agreements contained in this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the Transfer of the Registrable Securities by any such party and the termination of this Agreement.
(g)    The indemnification and contribution required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.
(h)    In connection with underwritten offerings, LPL will use reasonable best efforts to negotiate terms of indemnification that are reasonably favorable to the various sellers pursuant thereto, as appropriate under the circumstances.
Section 4.11.    Lock-Up Agreement. If requested in writing by the underwriter in any underwritten offering of Registrable Securities in which a Stockholder is participating (including a registration of Shares by LPL in which a Stockholder is participating pursuant to Section 4.7), each participating Stockholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities or any equity interests in LPL or other securities representing, or exchangeable, convertible or exercisable into, Shares or other Voting Securities of LPL (in each case, other than as part of such underwritten public offering) within 14 calendar days before or 90 calendar days after the effective date of a Registration Statement or for such shorter period as the sole or lead managing underwriter shall request, in any such case, unless consented to by such underwriter; provided, however, that the foregoing restrictions will not apply to (i) transactions relating to shares of LPL Common Stock or other securities acquired in open market transactions after the completion of the IPO, (ii) Transfers by a Stockholder to an Affiliate of such Stockholder or (iii) conversions of shares of LPL Common Stock without change of Stockholder.
Section 4.12.    Information by Stockholders. Each Stockholder or, if applicable, any other stockholder selling shares pursuant to a Registration Statement, shall furnish to LPL such information regarding such Stockholder and the distribution proposed by such Stockholder as LPL may reasonably request in writing and shall be required in connection with any Registration, qualification or compliance referred to in any section of ARTICLE IV or any provision thereunder.
Section 4.13.    Rule 144 Reporting. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without Registration, LPL agrees to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if LPL is not required to file such reports, it will, upon the request of any Stockholder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as any Stockholder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Stockholder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder of Registrable Securities, LPL will deliver to such Stockholder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.
Section 4.14.    Termination of Registration Rights.
(a)    This ARTICLE IV shall terminate with respect to any Stockholder upon the earlier of (i) the date as of which all Registrable Securities have been sold or, if such Stockholder is a Sponsor, the date on which such Sponsor has used an Underwritten Shelf Take-Down or Demand Registration described in the proviso of the second sentence of Section 4.3(a), and (ii) the date that is twelve (12) months after the date that such Stockholder (x) together with its Affiliates Beneficially Owns less than 3% of the outstanding LPL Common Stock and (y) is permitted to dispose of its Registrable Securities without limitation at any time under Rule 144.

(b)    Notwithstanding Section 4.14(a), in no event shall the rights of any Stockholder pursuant to this Article IV terminate prior to the two year anniversary of the consummation of the IPO; provided that (i) the provisions of Section 4.10 shall survive the termination of this ARTICLE IV and the Agreement, (ii) the provisions of Section 4.11 shall survive termination of this ARTICLE IV for a period of 90 calendar days and (iii) the rights of the Stockholders pursuant to Section 4.13 hereof shall terminate when all Registrable Securities have been sold.

ARTICLE V
COVENANTS
Section 5.1.    Transfers.
(a)    Compliance with Law. Notwithstanding any other provision of this Agreement, no Stockholder shall Transfer any Shares unless (i) the Transfer is effected pursuant to an effective Registration Statement under the Securities Act and in compliance with any other applicable federal securities laws and state securities or “blue sky” laws or (ii) the transferor shall have furnished LPL with an opinion of outside counsel, if reasonably requested by LPL, which opinion of counsel shall be in form and substance reasonably satisfactory to LPL, to the effect that no such Registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable state securities or “blue sky” laws and that the Transfer otherwise complies with any other applicable federal securities laws and state securities or “blue sky” laws and such representations and covenants of the transferor as are reasonably requested by LPL to ensure compliance with any applicable federal securities laws and state securities or “blue sky” laws.
(b)    Cooperation. Each Sponsor agrees that to the extent that LPL is subject to any regulatory approvals, filings, consents or other certifications in connection with a proposed Transfer by such Sponsor, the Sponsor Transferring Shares in such proposed Transfer will at the request of LPL use reasonable efforts to cooperate in the obtaining of any such approval, filing, consent or other certification in connection with such proposed Transfer.
Section 5.2.    Legends. Each outstanding certificate representing Shares shall bear legends reading substantially as follows:
(a)    “THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.”
(b)    “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A STOCKHOLDERS’ AGREEMENT, DATED AS OF NOVEMBER 23, 2010, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER WITHOUT CHARGE UPON REQUEST. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF

SUCH AGREEMENT.”
Section 5.3.    Further Assurances. The parties shall from time to time execute and deliver all such further documents and do all acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.
Section 5.4.    Confidentiality. Subject to the final sentence of this Section 5.4, each Sponsor recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of LPL or any of its Subsidiaries, including confidential information of LPL or any of its Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by LPL or any of its Subsidiaries (the “Confidential Information”). Each Sponsor (on behalf of itself and, to the extent that such Sponsor would be responsible for the acts of the following persons under principles of agency law, its directors, officers, partners, employees, agents, advisors and representatives who have received Confidential Information) agrees that it will not, during or after the term of this Agreement, whether directly or indirectly through an Affiliate, disclose Confidential Information to any Person for any reason or purpose whatsoever, except (a) to authorized directors, officers, representatives, agents and employees of LPL or any of its Subsidiaries and as otherwise may be proper in the course of performing such Sponsor’s obligations, or enforcing such Sponsor’s rights, under this Agreement and the agreements expressly contemplated hereby; (b) as part of such Sponsor’s normal reporting, rating or review procedure (including normal credit rating or pricing process), or in connection with such Sponsor’s or such Sponsor’s Affiliates’ normal fund raising, marketing, informational or reporting activities, or to such Sponsor’s (or any of its Affiliates’) Affiliates, auditors, attorneys or other agents; provided that no disclosure of Confidential Information shall be made pursuant to this clause (b) unless the recipient enters into an agreement not to disclose such Confidential Information or is otherwise required to keep such Confidential Information confidential; (c) to any bona fide prospective purchaser of the equity or assets of such Sponsor or its Affiliates or the Shares held by such Sponsor, or prospective merger partner of such Sponsor or its Affiliates, provided that such purchaser or merger partner acknowledges and agrees to be bound by the provisions of this Section 5.4 or (d) as is required to be disclosed by order of a governmental authority, or by subpoena, summons or legal process, or by Law (provided that, to the extent permitted by Law, the Sponsor required to make such disclosure shall provide to the LPL Board prompt notice of such disclosure). For purposes of this Section 5.4, “Confidential Information” shall not include any information that (x) such Person learns of from a source other than LPL or any of its Subsidiaries, or any of their representatives, employees, agents or other service providers, in each case who is not known by such Person to be bound by a confidentiality obligation, (y) is disclosed in a prospectus or becomes generally available to the public or (z) is required or requested to be disclosed under compulsion of law (whether by oral question, interrogatory, subpoena, civil investigative demand or otherwise) pursuant to the terms of any order, judgment, injunction, decree, stipulation or determination issued, promulgated or entered by or with any Governmental Body of competent jurisdiction or other requirement of Law and prior to such disclosure, the disclosing party provides reasonable advance notice to LPL and reasonable assistance in obtaining confidential treatment of such information to the extent possible. LPL acknowledges that in the ordinary course of the Sponsors’ and their Affiliates’ business, the Sponsors or their Affiliate may pursue, acquire, manage and serve on the boards of companies that may be potential competitors to LPL and this Section 5.4 shall not prohibit or restrict such activities. LPL acknowledges that the Confidential Information may enhance the Sponsors’ knowledge and understanding of the industry of LPL and its Subsidiaries in a way that cannot be separated from each Sponsor’s other knowledge and LPL agrees that, without limiting the Sponsors’ obligations under this Section 5. 4, this Section 5.4 shall not restrict the Sponsors’ use of such overall knowledge and understanding of such industry for each Sponsor’s own internal purposes, including the purchase, sale, consideration of, and decisions related to other investments. The provisions of this Section 5.4 shall continue in effect against each Sponsor so long such as such Sponsor continues to be a Stockholder and for a period of five years thereafter.

ARTICLE VI
MISCELLANEOUS
Section 6.1.    Amendment and Waiver. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed on behalf of each of (1) LPL, (2) the H&F Sponsors (so long as they collectively Beneficially Own at least 3% of the outstanding LPL Common Stock) and (3) the TPG Sponsor (so long as it Beneficially Owns at least 3% of the outstanding LPL Common Stock); provided that any amendment that would materially and adversely affect the rights of a Farallon Holder in a way that is materially disproportionate to how such amendment affects the rights of a Sponsor shall require the written consent of such Farallon Holder; provided, further, that any amendment that would adversely affect the rights of a Sponsor or its Indemnitees pursuant to Section 4.10 or Section 6.7 shall require the written consent of such Sponsor. Each such amendment, modification, extension, termination or waiver shall be binding upon each party hereto and each Stockholder of Shares subject hereto. For the avoidance of doubt, the registration rights provisions in ARTICLE IV shall terminate in accordance with the provisions of Section 4.14.
Section 6.2.    Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement, to the extent permitted by law, shall not be affected and shall remain in full force and effect. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
Section 6.3.    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way, including, without limitation, the rights and obligations set forth in the Original Agreement. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of LPL under any other agreement with LPL, the terms of this Agreement shall govern.
Section 6.4.    Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger or by a Stockholder to an Affiliate thereof who signs a joinder agreement in the form attached hereto as Exhibit A (the “Joinder Agreement”) or in such other form reasonably acceptable to LPL), by any party without the prior written consent of each of (1) LPL, (2) the H&F Sponsors (so long as they collectively Beneficially Own at least 3% of the outstanding LPL Common Stock) and (3) the TPG Sponsor (so long as it Beneficially Owns at least 3% of the outstanding LPL Common Stock); provided, however, that in connection with any sale or transfer by any Sponsor to no more than one transferee and any number of such transferee’s Affiliates, of Registrable Securities representing at least 10% of the then outstanding LPL Common Stock, such transferee(s) may become a party hereto solely for the purposes of Article IV and may exercise the rights of a Sponsor included therein, including the rights of an Initiating Sponsor pursuant to Section 4.2(a)(ii) and, solely to the extent that transferor(s) and transferee(s) may agree, exercise such Sponsor’s rights to initiate Demand Registrations and Marketed Underwritten Shelf Take-Downs. In the event of any such Transfer, references to the Sponsors or Initiating Sponsors in Article IV shall be deemed to also refer to the relevant transferee, as appropriate. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
Section 6.5.    Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
Section 6.6.    Remedies.
(a)    Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
(b)    All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
Section 6.7.    Indemnification of Sponsors.
(a)    LPL will indemnify, exonerate and hold the Sponsors and each of their respective partners, stockholders, members, Affiliates (excluding LPL and its controlled Affiliates), directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates (excluding LPL and its controlled Affiliates), directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration or claim arising directly or indirectly out of, or in any way relating to such Sponsor’s or its Affiliates’(excluding LPL and its controlled Affiliates) actual, alleged or deemed control or ability to influence LPL or any of its Subsidiaries or the actual or alleged act or omission of such Sponsor’s nominee(s) including for any alleged act or omission arising out of or in connection with the IPO (other than any such Indemnified Liabilities that are caused by any (x) breach of this Agreement, (y) willful misconduct by such Indemnitee or any member of the Sponsor Group of which it is a member or (z) breach of the duty of loyalty by any Sponsor Director who is a member of the Sponsor Group of such Indemnitee (which, for the avoidance of doubt, will not include the Independent Director or any other

Director who is not an Affiliate or employee of that Sponsor or its Affiliates (excluding LPL and its controlled Affiliates))for which indemnification is not available to such Sponsor Director under LPL’s certificate of incorporation, bylaws or director indemnification agreement; provided, however, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason (other than due to any (x) breach of this Agreement, (y) willful misconduct by such Indemnitee or any member of the Sponsor Group of which it is a member or (z) breach of the duty of loyalty by any Sponsor Director who is a member of the Sponsor Group of such Indemnitee (which, for the avoidance of doubt, will not include the Independent Director or any other Director who is not an Affiliate or employee of that Sponsor or its Affiliates (excluding LPL and its controlled Affiliates)) for which indemnification is not available to such Sponsor Director under LPL’s certificate of incorporation, bylaws or director indemnification agreement, LPL hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For the purposes of this Section 6.7, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by LPL, then such payments shall be promptly repaid by such Indemnitee to LPL. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws of LPL or any of its Subsidiaries. For purposes of this Section 6.7(a), (x) the “H&F Sponsor Group” shall mean the H&F Sponsors and each of their respective partners, stockholders, members, Affiliates (excluding LPL and its controlled Affiliates), directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates (excluding LPL and its controlled Affiliates), directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing and (y) the “TPG Sponsor Group” shall mean the TPG Sponsor and each of its partners, stockholders, members, Affiliates (excluding LPL and its controlled Affiliates), directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates (excluding LPL and its controlled Affiliates), directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing. For the avoidance of doubt, the H&F Sponsor Group shall include each Sponsor Director who is an H&F Director and is an Affiliate or employee of the H&F Sponsor or its Affiliates (excluding LPL and its controlled Affiliates), and the TPG Sponsor Group shall include each Sponsor Director who is a TPG Director and is an Affiliate or employee of the TPG Sponsor or its Affiliates (excluding LPL and its controlled Affiliates). “Sponsor Group” will mean each of the H&F Sponsor Group and the TPG Sponsor Group.
(b)    LPL acknowledges and agrees that it shall be the full indemnitor of first resort in respect of indemnification or advancement of expenses in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law (the “DGCL”), (ii) its certificate of incorporation, as amended, (iii) its bylaws, as amended, (iv) any director indemnification agreement, (v) this Agreement and (vi) any other agreement between LPL and the Indemnitee pursuant to which the Indemnitee is indemnified ((i) through (vi) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, LPL may also have an indemnification obligation (collectively, the “Secondary Indemnitors”) (i.e., LPL’s obligations to such Indemnitees are primary and any obligation of any Secondary Indemnitor to advance expenses or to provide indemnification for the same loss or liability incurred by such Indemnitees is secondary to LPL’s obligations). LPL acknowledges and agrees that it shall be required to advance the full amount of expenses incurred by any such Indemnitee and shall be liable for the full amount of all liability and loss suffered by such Indemnitee (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee), without regard to any rights any such Indemnitee may have against any Secondary Indemnitor, and LPL irrevocably waives, relinquishes and releases each Secondary Indemnitor from any and all claims against such Secondary Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof. LPL shall indemnify each Secondary Indemnitor directly for any amounts that such Secondary Indemnitor pays as indemnification or advancement on behalf of any such Indemnitee and for which such Indemnitee may be entitled to indemnification from LPL in connection with Jointly Indemnifiable Claims. No right of indemnification, advancement of expenses or other right of recovery that an Indemnitee may have from any Secondary Indemnitor shall reduce or otherwise alter the rights of the Indemnitee or the obligations of LPL hereunder. No advancement or payment by any Secondary Indemnitor on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from LPL shall affect the foregoing and the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against LPL. Each Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure the rights of such Indemnitee’s Secondary Indemnitors under this Section 6.7, including the execution of such documents as may be necessary to enable the Secondary Indemnitors effectively to bring suit to enforce such rights, including in the right of LPL. LPL and Indemnitee agree that each of the Secondary Indemnitors shall be third-party beneficiaries with respect to this Section 6.7, entitled to enforce this Section 6.7 as though each such Secondary Indemnitor were a party to this Agreement. For purposes of this Section 6.7, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (1) LPL pursuant to the Indemnification Sources, on the one hand, and (2) any Secondary Indemnitor pursuant to any other agreement between any Secondary Indemnitor and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Secondary Indemnitor and the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Secondary Indemnitor, on the other hand.
(c)    Notwithstanding anything to the contrary contained in this Agreement, for purposes of Section 6.7, the term Indemnitee shall not include any Sponsor Director in such Person’s capacity as a director of LPL or any of LPL’s Subsidiaries. Each Sponsor Director will be entitled to indemnification in his or her capacity as such solely pursuant to LPL’s certificate of incorporation, bylaws and each such Sponsor Director’s indemnification agreement(s) with LPL and any of LPL’s Subsidiaries.
Section 6.8.    Expenses. LPL agrees to pay all reasonable fees and disbursements of one counsel and an accountant retained by the Sponsors as a group and all reasonable out of pocket travel expenses of Sponsors in connection with the negotiation and execution of this Agreement and the IPO.
Section 6.9.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to LPL:
c/o LPL Holdings, Inc.
One Beacon Street, 22nd Floor
Boston, Massachusetts 02108
Attention: Stephanie Brown
Fax: 617-556-2811
with a copy (which shall not constitute notice) to:
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Attention:    Julie H. Jones
Fax: (617) 951-7294
If to Sponsors:
c/o Texas Pacific Group
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
Attention: Richard Schifter
Fax: (415) 743-1501
and
c/o Hellman & Friedman LLC
One Maritime Plaza, 12th Fl.
San Francisco, CA 94111
Attention: Allen Thorpe
Fax: (415) 788-0176
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, CA 94034
Attention: Richard Capelouto
Fax: (650) 251-5002
Section 6.10.    Governing Law; Consent to Jurisdiction.
(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto agree that any suit, action or proceeding (“Litigation”)

seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 6.10, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such particular courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.
(b)    Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.
(c)    The parties hereto each expressly acknowledge that the foregoing waivers are intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by the parties hereto to jurisdiction and service contained in this Section 6.10 is solely for the purpose referred to in this Section 6.10 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.
Section 6.11.    Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
Section 6.12.    Term and Effectiveness.
(a)    This Agreement shall become effective contemporaneously with the consummation of the IPO. This Agreement shall not become effective and shall automatically be of no force or effect if the IPO is not consummated on or before June 30, 2011.
(b)    This Agreement shall terminate upon the later of the time that no Sponsor has the right to nominate at least one director pursuant to Section 2.2, the termination with respect to all Stockholders of Article IV pursuant to Section 4.14(a) and the expiration of the Shelf Period; provided, however, that Section 4.10, Section 4.11 and Section 4.13 shall survive as specified in Section 4.14(b) and Section 6.7 shall survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
LPL INVESTMENT HOLDINGS, INC.

By:     /s/ STEPHANIE L. BROWN_____
Name:    Stephanie L. Brown
Title:    Secretary and Vice President

HELLMAN & FRIEDMAN CAPITAL PARTNERS V, L.P.

By:	Hellman & Friedman Investors V, L.P., its general partner

By:	Hellman & Friedman LLC, its general partner

By:    /s/ ALLEN THORPE____________
Name:    Allen Thorpe
Title:    Managing Director

HELLMAN & FRIEDMAN CAPITAL PARTNERS V (PARALLEL), L.P.

By:	Hellman & Friedman Investors V, L.P., its general partner

By:	Hellman & Friedman LLC, its general partner

By:    /s/ ALLEN THORPE____________
Name:     Allen Thorpe
Title:     Managing Director

Hellman & Friedman Capital Associates V, L.P.

By:	Hellman & Friedman Investors V, L.P., its general partner

By:	Hellman & Friedman LLC, its general partner

By:    /s/ ALLEN THORPE____________
Name:    Allen Thorpe
Title:     Managing Director

TPG PARTNERS IV, L.P.

By:	TPG GenPar IV, L.P., its general partner

By:	TPG GenPar IV Advisors, LLC, its general partner

By:    /s/ RONALD CAMI_____________
Name:     Ronald Cami
Title:    Vice President

FARALLON CAPITAL PARTNERS, L.P.

By:	Farallon Partners, L.L.C., its general partner

By:    /s/ MICHAEL LINN_____________
Name:    Michael Linn
Title:    Managing Director

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:	Farallon Partners, L.L.C., its general partner

By:    /s/ MICHAEL LINN_____________
Name:    Michael Linn
Title:    Managing Director

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

By:	Farallon Partners, L.L.C., its general partner

By:    /s/ MICHAEL LINN_____________
Name:    Michael Linn
Title:    Managing Director

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By:	Farallon Partners, L.L.C., its general partner

By:    /s/ MICHAEL LINN_____________
Name:    Michael Linn
Title:    Managing Director

Schedule 1
Beneficial Ownership of Capital Stock of
LPL INVESTMENT HOLDINGS INC.

Stockholder	Capital Stock Ownership
Hellman & Friedman Capital Partners V, L.P.	30,077,594.7
Hellman & Friedman Capital Partners V (Parallel), L.P.	4,115,485.3
Hellman & Friedman Capital Associates V, L.P.	17,105.1
TPG Partners IV, L.P.	34,210,185
Farallon Capital Partners, L.P.	403,107.3
Farallon Capital Institutional Partners, L.P.	512,106
Farallon Capital Institutional Partners II, L.P.	87,167
Farallon Capital Institutional Partners III, L.P.	87,167

Exhibit A
INSTRUMENT OF JOINDER TO
STOCKHOLDERS’ AGREEMENT

Reference is made to the Stockholders’ Agreement among LPL Investment Holdings Inc. (“LPL”) and the Stockholders listed on the signature pages thereto dated as of November 23, 2010 in effect from time to time (the “Stockholders’ Agreement”). Capitalized terms used and not otherwise defined in this instrument are used herein as defined in the Stockholders’ Agreement.

WHEREAS, [•] (“Transferee”) is an Affiliate of [insert name of Stockholder] (“Transferor”);

WHEREAS, Transferor has agreed to transfer [•] shares of LPL Common Stock to Transferee (the “Transfer”) and Transferee has agreed to accept the Transfer; and

WHEREAS, Transferee shall execute a joinder agreement to the Stockholders’ Agreement (“Joinder Agreement”) upon acceptance of the Transfer.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby confirm, covenant and agree as follows:

1.Agreement to be Bound to Terms of Stockholders’ Agreement. Immediately upon the execution and delivery of this Joinder Agreement by the Transferee, the Transferee (i) shall be made a party to the Stockholders’ Agreement and is deemed to be a “Stockholder” for all purposes therein and (ii) agrees to be bound by and subject to, and to comply with, all of the terms and provisions of the Stockholders’ Agreement. The Transferee further confirms and agrees that all shares of LPL Common Stock now owned or hereafter acquired by the Transferee shall be subject to the provisions of the Stockholders’ Agreement, including, but not limited to, that the certificate, or certificates or book entry units to be issued to the Transferee representing shares of LPL Common Stock shall be legended as set forth in the Stockholders’ Agreement.
2.    Due Authorization. The Transferee hereby represents and warrants to LPL and the Stockholders that the Transferee has all requisite power and authority to enter into this Joinder Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Joinder Agreement by the Transferee, and the consummation of the transactions contemplated hereby and by the Stockholders’ Agreement, have been duly authorized by all necessary action on the part of the Transferee. This Joinder Agreement has been duly executed and delivered by the Transferee and it and the Stockholders’ Agreement constitutes valid and binding obligations of the Transferee enforceable in accordance with their terms. Neither the execution and delivery of this Joinder Agreement, nor the consummation of the transactions contemplated hereby and by the Stockholders’ Agreement, nor compliance with the terms hereof and thereof, will violate, conflict with or result in a breach or constitute a default (with or without notice or lapse of time or both) under any provision of the constitutive documents of the Transferee, any trust agreement, partnership agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Transferee or to the Transferee’s property or assets.
3.    Choice of Law. This Joinder Agreement shall be governed by, and construed in accordance with,

the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the substantive laws of any other jurisdiction.
4.    Counterparts. This Joinder Agreement may be executed in one or more counterparts (and by facsimile or portable document format (.pdf)), each of which shall be an original and all of which, taken together, shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Transferee acknowledges receipt of a copy of the Stockholders’ Agreement as currently in effect and has duly executed this Joinder Agreement effective as of the date listed below.

[•]

By:     ____________________________________
Name: _____________________________
Title:     _____________________________

Dated as of [•].

ACKNOWLEDGED AND ACCEPTED:
LPL INVESTMENT HOLDINGS INC.
By:     ____________________________________
Name: ______________________________
Title:     ______________________________

Dated as of [•].